Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-138460) pertaining to the Regions Financial Corporation – AmSouth Bancorporation Thrift Plan of our report dated June 27, 2007, with respect to the financial statements and schedule of the Regions Financial Corporation – AmSouth Bancorporation Thrift Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Birmingham, Alabama

June 27, 2007